Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 001, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2018, AT 12:25 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6819316 8100
SR# 20182255557

Authentication: 202409362
Date: 03-28-18

STATE OF DELAWARE

CERTIFICATE OF FORMATION
OF
MASTERWORKS 001, LLC

This Certificate of Formation of Masterworks 001, LLC (the "Company"), dated as of March 28, 2018, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101 et seq.).

FIRST: The name of the limited liability company formed hereby is Masterworks 001, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Road, Wilmington, DE 19808, New Castle County.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Road, Wilmington, DE 19808, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By: Josh Goldstein

Josh Goldstein
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:25 PM 03/28/2018
FILED 12:25 PM 03/28/2018
SR 20182255557 - File Number 6819316